Blue Sphere Corporation S-1/A

Exhibit 10.71

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of [ ], 2017 (“Escrow Agreement”), is by and between Blue Sphere Corporation, a U.S. corporation (“Issuer”), Maxim Group LLC, a U.S. limited liability company (“Placement Agent”),and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Escrow Agent hereunder (“Escrow Agent”).

BACKGROUND

A.           Issuer has engaged Placement Agent as its agent to sell shares of common stock and warrants to purchase shares of its common stock (such common stock and warrants collectively, the “Securities”) on a “best efforts” basis, pursuant to an offering document (the “Offering Document”).

B.            In accordance with the Offering Document, subscribers to the Securities (the “Subscribers” and individually, a “Subscriber”) will be required to submit full payment for their respective investments at the time they enter into subscription agreements.

C.            In accordance with the Offering Document, all payments received by Placement Agent in connection with subscriptions for Securities shall be promptly forwarded to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

D.            In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.            Definitions. In addition to the terms defined above, the following terms shall have the following meanings when used herein:

“Cash Investment” shall mean the number of Securities to be purchased by any Subscriber multiplied by the offering price per Security as set forth in the Offering Document.

“Cash Investment Instrument” shall mean a check, money order or similar instrument, made payable to or endorsed to Escrow Agent in the manner described in Section 3(c) hereof, in full payment for the Securities to be purchased by any Subscriber.

“Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to this Escrow Agreement, together with any interest and other income thereon.

“Expiration Date” means the date so designated on Exhibit A.

“Pro Rata Basis,” with respect to the allocation among Subscribers of interest and other earnings held in the Escrow Funds, shall mean, for each Subscriber, the Subscriber’s Cash Investment multiplied by the number of days the Cash Investment of such Subscriber was held in interest-bearing investments pursuant to Section 6 hereof, multiplied by the average yield earned on the Escrow Funds during such period of days.

“Subscription Accounting” shall mean an accounting of all subscriptions for Securities received and accepted by Placement Agent as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed Securities, the date of receipt by Placement Agent of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Placement Agent, or other termination, for whatever reason, of such subscription.

2.            Appointment of and Acceptance by Escrow Agent. Issuer and Placement Agent hereby appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

3.            Deposits into Escrow.

a. Upon receipt by Placement Agent of any Cash Investment Instrument for the purchase of Securities, Placement Agent shall forward to Escrow Agent, by 12:00 noon on the next business day, the Cash Investment Instrument for deposit into the escrow account of the Escrow Agent described on Exhibit A hereto.

Each such deposit shall be accompanied by appropriate subscription information, a Subscription Accounting, and instructions regarding the investment of such deposited funds in accordance with Section 6 hereof.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS’ CLAIMS AGAINST ISSUER UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO ISSUER IN ACCORDANCE WITH SECTION 4(a) HEREOF.

b.       Placement Agent and Issuer understand and agree that all Cash Investment Instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent’s sole obligation shall be to notify Placement Agent of such dishonor and to return such Cash Investment Instrument to Placement Agent. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by Escrow Agent to Issuer, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, Escrow Agent’s sole obligation shall be to notify Issuer and Placement Agent of such fact and to return such Cash Investment Instrument to Placement Agent.

c.       All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, “U.S. Bank National Association. - Escrow Account – Blue Sphere Corporation,” and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

4.            Disbursements of Escrow Funds.

a.            Disbursement of Escrow Funds. Subject to the provisions of Section 10 hereof, Escrow Agent shall promptly pay to Issuer the liquidated value of the Escrow Funds, by certified or bank check or by wire transfer following receipt of written instructions signed by both the Issuer and the Placement Agent, which instructions shall include Issuer’s and Placement Agent’s certification that (i) all conditions necessary to the disbursement of the funds to the Issuer under the Offering Document have been satisfied; and (ii) neither Issuer nor Placement Agent has received any notice from any court, regulatory agency or other tribunal or administrative body having jurisdiction with respect to the Offering Document or subscriptions referred to herein that a stop or similar order has been issued or threatened as of the date of such certification. Escrow Agent shall pay to Issuer any additional funds received with respect to the Securities, by certified or bank check or wire transfer promptly after receipt of appropriate written instructions signed by both the Issuer and the Placement Agent.

b.           Rejection of Any Subscription or Termination of the Offering. No later than five (5) business days after receipt by Escrow Agent of written notice (i) from Issuer or Placement Agent that Placement Agent intends to reject a Subscriber’s subscription, (ii) from Issuer or Placement Agent that there will be no closing of the sale of Securities to Subscribers or (iii) from Issuer, Placement Agent, the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, Escrow Agent shall pay to the applicable Subscriber(s), by certified or bank check and by first-class mail, the amount of the Cash Investment paid by each Subscriber, and shall pay all interest income on the Escrow Funds in the manner set forth on Exhibit A hereto.

5.            Suspension of Performance or Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Placement Agent, Issuer, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or (ii) if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) if Placement Agent and Issuer have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.       suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); and/or

b.       petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Placement Agent, Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6.       Investment of Funds. The Escrow Agent is herein directed and instructed to initially invest and reinvest the Escrow Funds in the investment indicated on Exhibit A hereto. The parties hereto acknowledge that they have discussed the investment and are in agreement as to the selected investment. The Placement Agent and Issuer may provide instructions changing the investment of the Escrow Funds (subject to applicable minimum investment requirements) by furnishing joint written instructions to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:

a.       direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

b.       the U.S. Bank Money Market Deposit Account as described in Exhibit B;

c.        prime commercial paper rated at least A-1 by Standard & Poor’s Ratings Services and P-1 by Moody’s Investment Service (including commercial paper issued by the Escrow Agent and its affiliates); or

d.        any institutional money market fund offered by Escrow Agent, including any institutional money market fund managed by Escrow Agent or any of its affiliates.

If Escrow Agent has not received joint written instructions at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no joint written instructions have been received, in investments described in clause (b) above. Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Placement Agent or Issuer, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds. With respect to any Escrow Funds received by Escrow Agent after ten o’clock, a.m., New York, New York, time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in New York, New York are open for business.

7.            Resignation or Removal of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Placement Agent and the Issuer specifying a date when such resignation shall take effect and after such specified date, notwithstanding any other provision of this Agreement, Escrow Agent’s sole obligation will be to hold the Escrow Funds pending appointment of a successor Escrow Agent. Similarly, the Issuer may remove and discharge Escrow Agent from its duties hereunder by giving Escrow Agent no fewer than five (5) days’ prior written notice thereof. Upon any such notice of resignation or removal, the Placement Agent and Issuer jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after payment by Issuer or deduction from Escrow Funds (to the extent of Issuer’s rights therein) of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

8.            Liability of Escrow Agent.

a.       The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation the Offering Document, even if referenced herein and whether or not a copy of such document has been provided to Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer or Placement Agent. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Offering Document, or to appear in, prosecute or defend any such legal action or proceeding or to take any other action that in Escrow Agent’s reasonable judgment may expose it to potential expense or liability. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Issuer, Placement Agent and/or any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by Issuer or any Subscriber of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Issuer, Placement Agent or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Issuer shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b.       The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.            Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Issuershall, to the fullest extent permitted by law, defend, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Issuer, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Issuer. Issuer further agrees to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Issuer’s indemnification obligations hereunder. The obligations of Issuer under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

10.          Compensation to Escrow Agent.

a.       Fees and Expenses. Issuer agrees to compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by Issuer upon demand by Escrow Agent. The obligations of Issuer under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

b.       Disbursements from Escrow Funds to Pay Escrow Agent. The Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Issuer’s rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow Agent shall notify Issuer of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements.

c.       Security and Offset. Subject to Sections 3(a) and 4(a), Issuer hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Issuer’s rights thereto) to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (to the extent of Issuer’s rights thereto.) If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Issuer and Placement Agent shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

11.          Representations and Warranties.

a. Each of the Placement Agent and the Issuer respectively, separately and not jointly, makes the following representations and warranties to Escrow Agent:

(1)       It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(2)       This Escrow Agreement has been duly approved by all necessary corporate or limited liability company action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

(3)       The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with and accurately described in the Offering Document, and the allocation of interest and other earnings to Subscribers, as set forth in Section 6 hereof, has been properly described therein.

(4)       It hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Securities other than to state (including in the Offering Document) that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

(5)       All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

(6)          each of the applicable persons designated on Exhibit C attached hereto has been duly appointed to act as its authorized representatives hereunder and individually has full power and authority on its behalf to execute and deliver any instruction or direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as its authorized representative under this Agreement and that all without further consent or direction from, or notice to, it or any other person no change in designation of such authorized representatives shall be effective until written notice of such change is delivered to each other party to this Agreement pursuant to Section 14 and Escrow Agent has had reasonable time to act upon it.

b.       Issuer further represents and warrants to Escrow Agent that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

c.       Placement Agent further represents and warrants to Escrow Agent that the deposit with Escrow Agent by Placement Agent of Cash Investment Instruments pursuant to Section 3 hereof shall be deemed a representation and warranty by Placement Agent that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the amount of Securities set forth therein, subject to and in accordance with the terms of the Offering Document.

12.          Identifying Information. Issuer and Placement Agent acknowledge that a portion of the identifying information set forth on Exhibit A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”). To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

13.          Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the Supreme Court for the State of New York, County of New York shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

14.          Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice.

15.          Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Placement Agent, Issuer and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16.          Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17.          Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

18.          Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

19.          Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Placement Agent, Issuer and Escrow Agent.

20.          Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

21.          Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

22.          Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Issuer or Placement Agent and become pecuniarily interested in any transaction in which the Issuer may be interested, and contract and lend money to the Issuer or Placement Agent and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Issuer, Placement Agent or any other person or entity.

23.          Tax Matters. Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Issuer and Placement Agent shall consult with independent counsel concerning any and all tax matters. Issuer and Placement Agent jointly and severally agree to (a) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement and (b) request and direct the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise the Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045 and Form 1099 and Form 1042-S reporting with respect to investment income earned on the Escrow Funds, if any. If requested tax documentation is not so provided, Escrow Agent is authorized to withhold taxes as required by the United States Internal Revenue Code and related regulations. Issuer and Placement Agent have determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of the recipient.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

Blue Sphere Corporation

By:
Name:
Title:

Maxim Group LLC

By:
Name:
Title:

U.S. BANK NATIONAL
ASSOCIATION, as Escrow Agent

By:
Name:
Title:

EXHIBIT A

1.             Definitions.          “Expiration Date” means [ ], 2017.

2.	Escrow Funds wiring instructions:	[ ]

3.             Escrow Agent Fees.

Acceptance Fee:	Waived
Escrow Administration Fee:	$1,000.00
Out-of-Pocket Expenses:	At Cost

Other Fees/Attorney, etc.:	Billed at cost, if any

*Assumes up to 30 investors and three escrow breaks. An escrow break occurs when the Issuer requests the Escrow Agent to wire / send funds to the Issuer’s bank account.

The Acceptance Fee and the Escrow Administration Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.

Extraordinary fees are payable to the Escrow Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

4.	Investment Instructions

U.S. Bank Money Market Deposit Account

5.	Termination and Disbursement. In the event there is any termination or failure of the offering pursuant to Section 4b of the Escrow Agreement, the Escrow Agent shall, in accordance with the Offering Document (select one):

ٱ	Pay as soon as practicable to the applicable Subscriber(s), by certified or bank check and by first-class mail, each Subscriber’s share of interest income earned on the Escrow Funds, each such share to be calculated on a Pro Rata Basis (as defined in the Escrow Agreement).

ٱ	Pay all monies representing interest and other earnings as soon as practicable by certified or bank check, subject to Section 10 of the Escrow Agreement, to Issuer.

6.             Notice Addresses.

If to Issuer at:                                  [ ]

If to Placement Agent at:               [ ]

If to the Escrow Agent at:              [ ]

7.	The Offering Document referenced in the preamble to the Escrow Agreement should be provided to Escrow Agent for informational purposes only.

EXHIBIT B

U.S. BANK MONEY MARKET DEPOSIT ACCOUNT

Description and Terms

The U.S. Bank Money Market Deposit Account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as agent for its Corporate Trust customers. U.S. Bank’s Corporate Trust Services Escrow Group performs all account deposits and withdrawals. Deposit accounts are FDIC insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

U.S. BANK IS NOT REQUIRED TO REGISTER AS A MUNICIPAL ADVISOR WITH THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF COMPLYING WITH THE DODD-FRANK WALL STREET REFORM & CONSUMER PROTECTION ACT. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

Automatic Authorization

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Deposit Account. The customer(s) confirm that the U.S. Bank Money Market Deposit Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

EXHIBIT C

Each of the following person(s) is an Issuer representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Issuer’s behalf (only one signature required):

Name	Specimen signature	Telephone No.

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following)

The following person not listed above is authorized for call-back confirmations:

[_________________]
Name	Telephone Number

Each of the following person(s) is a Placement Agent representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Placement Agent’s behalf (only one signature required):

Name	Specimen signature	Telephone No.

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following)

The following person not listed above is authorized for call-back confirmations:

[_________________]
Name	Telephone Number